SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, D.C. 20549

                                      Form 8-K

                                   CURRENT REPORT

                        Pursuant to Section 13 or 15(d) of

                        the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported): April 20, 2005



                                 Blair Corporation

              (Exact name of registrant as specified in its charter)



          Delaware                 001-00878                  25-0691670
      (State or other        (Commission File No.)         (I.R.S. Employer
      Jurisdiction of                                    Identification No.)
       incorporation)

     220 Hickory Street, Warren, Pennsylvania                 16366-0001
     (Address of Principal executive offices)                 (Zip Code)


       Registrant's telephone number, including area code: (814) 723-3600


                                  Not Applicable
         (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

         On April 20, 2005, Blair Corporation issued a press release announcing its earnings for the three months ended March 31, 2005 and its continued exploration of a sale of its consumer finance portfolio. The information contained in the press release, which is attached as Exhibit 99.1 to this Form 8-K, is incorporated herein by reference.

Item 7.01.  Regulation FD Disclosure.

         The information contained in the press release is furnished pursuant to Item 7.01, "Regulation FD Disclosure."

Item 9.01.  Financial Statements and Exhibits.

         (a)   Financial statements of businesses acquired.

                 Not applicable.

         (b)   Pro forma financial information.

                 Not applicable.

         (c)   Exhibits

                 Exhibit 99.1.Press Release.




                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





Date:  April 20, 2005                     Blair Corporation



                                    By:  /S/ JOHN E. ZAWACKI
                                         -------------------------------------
                                         John E. Zawacki
                                         President and Chief Executive Officer



                                    By:  /S/ BRYAN J. FLANAGAN
                                         -------------------------------------
                                         Bryan J. Flanagan
                                         Senior Vice President and Chief
                                         Financial Officer

                                                                   EXHIBIT 99.1

FOR IMMEDIATE RELEASE:
CONTACTS:
Blair Corporation                                           Carl Hymans
Bryan Flanagan, SVP/Chief Financial Officer                 G.S. Schwartz & Co
Thomas McKeever, SVP/Operations & Administration            212-725-4500
814-723-3600                                                carlh@schwartz.com

                BLAIR CORPORATION REPORTS FIRST QUARTER RESULTS

WARREN, Pa., (April 20, 2005) -- Blair Corporation (Amex: BL), (www.blair.com), a national multi-channel direct marketer of women's and men's apparel and home products, today announced results for the first quarter ended March 31, 2005.

Net sales for the first quarter ended March 31,2005 were $107.6 million compared to $128.6 million reported for the first quarter ended March 31, 2004.

Net income for the first quarter ended March 31, 2005 was $650,000, or $0.08 per basic and diluted share, compared to $571,000 or $0.07 per basic and diluted share, reported for the first quarter of 2004.

The $21 million reduction in net sales for the first quarter of 2005 was driven by a decrease of approximately $7 million resulting from the previously announced shut down of the Crossing Pointe catalog that was completed in March 2005. In addition, $5 million of the net sales reduction was due to reduced prospecting for non-core customers, $2 million was associated with more stringent credit standards, and the balance was attributable to a general softness in response rates. The reduction in prospecting was aligned with Blair's business decision to specifically target catalog mailings to the Company's core customer base. The Company believes softness in response rates is attributable, in part, to changing economic conditions, including higher home heating and gasoline costs driven by the rise in oil prices.

Net income results for the quarter reflect the discontinuance of the Crossing Pointe catalog title and a continuing refocus on Blair's core business, both resulting in the planned elimination of unprofitable sales. In addition, net income was also affected by Blair's implementation of stricter credit requirements, which decreased the provision for doubtful accounts.

Cost of goods sold as a percentage of net sales for the first quarter of 2005 was 49.1% unchanged from 49.1% for the first quarter of 2004. This percentage remained constant as increased outbound postage costs were offset by a continued reduction in the cost of merchandise.

"Blair generated a slight increase in profitability despite lower sales for the first quarter by adhering to its strategic plan of focusing on its core customer base, lowering overall operating costs and reducing unprofitable sales," said Bryan J. Flanagan, Senior Vice President and Chief Financial Officer. "In addition, by closing down Crossing Pointe, Blair has eliminated the financial burden of costs and provisions for doubtful accounts associated with that catalog title and, as a result, is better positioned to increase profitability in the future," concluded Mr. Flanagan.

Blair's e-commerce channel generated $25 million in gross sales demand for the first quarter, compared to $24 million for the first quarter of 2004. The year-over-year increase was achieved despite significantly lower Crossing Pointe e-commerce gross sales demand.

Finally, as previously announced in the Company's third quarter 2004 earnings press release, Blair continues to explore the sale of its consumer finance receivable portfolio to a third-party financial institution.

"Blair remains committed to increasing profitability and enhancing shareholder value," stated John E. Zawacki, President and Chief Executive Officer of Blair. "We have undertaken a series of initiatives to achieve these goals including focusing on our core business and efforts to increase operational efficiency. We are confident that the further development and implementation of these and other strategic plans will enhance our position as the premier direct marketer to value-conscious consumers," Mr. Zawacki concluded.

ABOUT BLAIR

Headquartered in Warren, Pennsylvania, Blair Corporation sells a broad range of women's and men's apparel and home products through direct mail marketing and its Web sites www.blair.com and www.irvinepark.com. Blair Corporation employs over 2,000 people and operates facilities and retail outlets in Northwestern Pennsylvania as well as a catalog outlet in Wilmington, Delaware. The Company, which has annual sales of approximately $500 million, is publicly traded on the American Stock Exchange (Amex: BL).

This release contains certain statements, including without limitation, statements containing the words "believe," "plan," "expect," "anticipate," "strive," and words of similar import relating to future results of the Company (including certain projections and business trends) that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to, changes in political and economic conditions, demand for and market acceptance of new and existing products, as well as other risks and uncertainties detailed in the most recent periodic filings of the Company with the Securities and Exchange Commission.


                        --Financial table follows--

                               BLAIR CORPORATION
                       COMPARATIVE OPERATING HIGHLIGHTS
                                  (UNAUDITED)
                            (DOLLARS IN THOUSANDS)

                       For the Three Months Ended March 31
                                                  2005                    2004
                                                  ----                    ----


Net sales                                     $107,558               $ 128,642
Income before income taxes                       1,022                     920
Income taxes                                       372                     349
Net income                                         650                     571

Basic / diluted earnings per share       $0.08 / $0.08           $0.07 / $0.07

Weighted average basic shares outstanding    8,176,914               8,051,124

Weighted average diluted shares outstanding  8,310,410               8,112,181



                   Selected Balance Sheet Items as of March 31
                                                  2005                    2004
                                                  ----                    ----

Customer accounts receivable, net             $135,911                $148,762

Inventories                                   $ 80,856                $ 79,827

Total assets                                  $345,292                $344,777

Total liabilities                             $ 62,729                $ 65,991

Stockholders' equity                          $282,563                $268,786

Total liabilities and stockholders' equity    $345,292                $334,777